UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2018

MORGAN GROUP HOLDING CO.
(Exact name of registrant as specified in its charter)

Delaware	333-73996	13-4196940
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

401 Theodore Fremd Avenue, Rye, New York 10580
(Address of principal executive offices) (Zip Code)

914-921-1877
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13E-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 16b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 1.01 – Entry into a Material Definitive Agreement

On March 19, 2018, Morgan Group Holding Co. (the “Company”) sold 1,500,000 shares of its common stock to LICT Corporation (“LICT”) for a total consideration of $180,000, or $0.12 per share, representing an approximately 50% premium to the Company’s last trade of $0.08 on March 15, 2017 and an approximately 46% premium to the average share price of $0.082 for the year to date period ending March 15, 2018 (the “Transaction”). As of September 30, 2017, the Company had $21,490 in cash and cash equivalents.

The proceeds from the Transaction are intended to be used to fund the Company’s administrative costs to maintain its public company reporting obligations for the next three years. During this time, the Company will continue to pursue a business combination. The Company currently has no plans, arrangements, commitments, agreements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination.

Mario J. Gabelli, one of the Company’s director’s, is also Chief Executive Officer and Chairman of the Board of Directors of LICT and Robert E. Dolan, the Company’s other director, is Executive Vice President, Chief Financial Officer and Director of LICT. Following the Transaction, Mr. Gabelli and LICT beneficially own, in the aggregate, approximately 49.1% of the Company’s outstanding common stock.

Item 3.02 – Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The securities issued in the Transaction were offered and sold in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN GROUP HOLDING CO.
(Registrant)

Date March 19, 2018	By: /S/ Robert E. Dolan
Robert E. Dolan
Chief Financial Officer